Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 29th day of September, 2005 (this “Amendment”), is made among HILB ROGAL & HOBBS COMPANY, a Virginia corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Administrative Agent”) on behalf of the Required Lenders (as defined in the Credit Agreement described below).

RECITALS

A. The Borrower, the Administrative Agent and the banks and financial institutions listed on the signature pages thereof or that became parties thereto after the date thereof (collectively the “Lenders”) are parties to an Amended and Restated Credit Agreement, dated as of December 15, 2005, (as amended, the “Credit Agreement”), providing for the availability of a credit facility to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B. The Borrower has requested certain amendments to the Credit Agreement. The Administrative Agent and the Lenders have agreed to effect such amendments on the terms and subject to the conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1 Consolidated EBITDA. The definition of “Consolidated EBITDA” is hereby amended by adding the following sentence at the end thereof: “Notwithstanding anything in the foregoing definition to the contrary, (1) with respect to determination of Consolidated EBITDA of the Borrower and its Subsidiaries for any period that includes the third fiscal quarter of 2005, Consolidated EBITDA for such period shall be increased by the amount of the charge made by the Borrower during such fiscal quarter (up to a maximum of $50,000,000) relating to (x) the Borrower’s settlement of claims made by the Connecticut Attorney General, (y) potential claims of the attorneys general and/or departments of insurance of other states and (z) related administrative expenses and legal fees (the “Connecticut Charge”), and (2) with respect to the determination of Consolidated EBITDA of the Borrower and its Subsidiaries for any period that includes any fiscal quarter after the third fiscal quarter of 2005, to the extent that there is a reversal of the Connecticut Charge during such fiscal quarter that would otherwise increase Consolidated EBITDA for such period, Consolidated EBITDA for such period shall be reduced by the amount of such reversal.”

ARTICLE II

EFFECTIVENESS

This Amendment shall become effective on the date when the last of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and the Subsidiary Guarantors;

(b) The Administrative Agent shall have received the approval of this Amendment from the Required Lenders; and

(c) The Borrower shall have paid to the Administrative Agent the fee contemplated by Section 5.2 hereof.

ARTICLE III

ACKNOWLEDGEMENT

The Subsidiary Guarantors hereby acknowledge that the Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement as provided herein. Each Subsidiary Guarantor hereby approves and consents to the transactions contemplated by this Amendment and agrees that its obligations under the Subsidiary Guaranty and the other Credit Documents to which it is a party shall not be diminished as a result of the execution of this Amendment. This acknowledgement by the Subsidiary Guarantors is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and the Subsidiary Guarantors acknowledge that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgements contained herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

4.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct in all material respects on and as of the date hereof, with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct in all material respects as of such date).

4.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE V

MISCELLANEOUS

5.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

5.2 Amendment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender approving in writing the execution of this Amendment on or before September 29, 2005 (as such time may be extended the Borrower), a non-refundable amendment fee equal to 0.05% of the Term Loans and Revolving Credit Commitments held by such approving Lender. The aggregate amount of the such amendment fee shall be paid to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

5.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

5.4 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof, but including Section 5-1401 of the General Obligations Law of the State of New York).

5.5 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.6 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

5.7 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.8 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

HILB ROGAL & HOBBS COMPANY

By:	/s/ Carolyn Jones
Title:	Senior Vice President, Chief Financial Officer and Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Required Lenders

By:	/s/ William R. Goley
Title:	Director

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